Exhibit 99

NEWS

FOR IMMEDIATE RELEASE

Contacts:
Greg Burns                John Griek
Media Relations                Investor Relations
(847) 402-5600                (847) 402-2800

Allstate Announces August 2017 Catastrophe Loss Estimate

NORTHBROOK, Ill., September 21, 2017 – The Allstate Corporation (NYSE: ALL) today announced estimated catastrophe losses, net of reinsurance recoveries, for the month of August 2017 of $593 million, pre-tax ($385 million after-tax). Catastrophe losses occurring in August comprised 6 events at an estimated net cost of $591 million, pre-tax, plus unfavorable reserve reestimates of prior reported catastrophe losses. Allstate previously announced $181 million, pre-tax ($118 million after-tax), in estimated catastrophe losses for the month of July 2017, bringing estimated catastrophe losses for the months of July and August 2017 to $774 million, pre-tax ($503 million after-tax).

Hurricane Harvey made landfall in Texas on Friday, August 25, 2017. Estimated gross catastrophe losses, excluding homeowners flood, totaled $576 million, pre-tax, which will be reduced by $23 million in anticipated reinsurance recoveries for a net estimated loss of $553 million. Hurricane Harvey estimated losses include approximately 55% related to auto coverages. We incurred estimated losses and expenses of $53 million not covered by our reinsurance related to commercial insurance, auto protection contracts and loss adjusting expenses in excess of our reinsurance allowances. Given the complexity of this event, we may experience a higher level of uncertainty in our estimates due to the inability of our customers to gain access to their homes and autos and submit claims. Hurricane Irma occurred in September and is not included in our reported estimates.

The Allstate Corporation (NYSE: ALL) is the nation’s largest publicly held personal lines insurer, protecting people from life’s uncertainties with 75 million proprietary policies. Allstate offers a broad array of protection products through multiple brands and diverse distribution channels, including auto, home, life and other insurance offered through its Allstate, Esurance, Encompass and Answer Financial brands. The Company provides additional protection products and services through Allstate Benefits, Allstate Roadside Services, Allstate Dealer Services, Arity and SquareTrade. Allstate is widely known from the slogan “You’re In Good Hands With Allstate®.” Allstate agencies are in virtually every local community in America. The Allstate Foundation, Allstate, its employees and agency owners have a proud history of caring for local communities.

Financial information, including material announcements about The Allstate Corporation, is routinely posted on www.allstateinvestors.com.

Forward-Looking Statements
This news release contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty.  These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings.  We believe these statements are based on reasonable estimates, assumptions and plans.  However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.  Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.
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